THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                (A STOCK COMPANY)
                    Home Office Location: Fort Wayne, Indiana
   Administrator Mailing Address: The Lincoln National Life Insurance Company,
                   350 Church Street, Hartford, CT 06103-1106


While this Policy is in force, The Lincoln National       [ABC Accounting, Inc.]
Life Insurance Company ("Lincoln Life") will pay
Proceeds subject to all of this Policy's provisions.
Other rights and benefits are provided as described
in this Policy. The provisions of this and the
following pages are part of this Policy.                  [Policy No.]


          THIS POLICY IS A LEGAL CONTRACT BETWEEN YOU AND LINCOLN LIFE
                        PLEASE READ YOUR POLICY CAREFULLY

                           RIGHT OF POLICY EXAMINATION

This Policy may be returned to Lincoln Life or its representative within 10 days after its receipt. Return this Policy to Lincoln Life, Corporate Specialty Markets, at the Administrator Mailing Address. Upon its return, this Policy will be deemed void from its beginning. The amount refunded will be:

1. the difference between payments made and amounts allocated to Lincoln Life Flexible Premium Variable Life Account S; plus
2. the value of amounts allocated to Lincoln Life Flexible Premium Variable Life Account S on the date the returned contract is received by Lincoln Life; plus
3. any charges made under this Policy's terms on the amounts allocated to Lincoln Life Flexible Premium Variable Life Account S.

Signed for Lincoln Life on its Date of Issue.

[X]                                                   /s/
                                                          PRESIDENT







Registrar

            FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

        FLEXIBLE PREMIUMS PAYABLE UNTIL MATURITY DATE OR DEATH
        PROCEEDS PAYABLE UPON THE FIRST EVENT TO OCCUR - SURRENDER, MATURITY OR DEATH NON-PARTICIPATING - NO DIVIDENDS PAYABLE

The amount or duration of the death benefit may be fixed or variable. The death benefit is payable as described in the Death Benefit Options and Proceeds sections of this Policy.

Values in each Fund held in a Separate Account may increase or decrease daily. Such values are not guaranteed as to dollar amount. Refer to the Policy Values section of this Policy for more information.
LN925

Table of Contents

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                                                        Page No.                                                           Page No.
Policy Specifications . . . . . . . . . . . . . . . . .      PS1                 Annual Report . . . . . . . . . . . . . . .     5
Policy Summary . . . . . . . . . . . . . . . . . . . . .       1                 Projection of Benefits . . . . . . . . . .      5
Definitions . . . . . . . . . . . . . . . . . . . . . .        1                 Proceeds . . . . . . . . . . . . . . . . .      5
     Administrator Mailing Address . . . . . . . . . . .       1                 Coverage Beyond Maturity . . . . . . . . .      5
     Annuity Commencement Date . . . . . . . . . . . . .       1                 Right to Defer Payment . . . . . . . . . .      6
     Attained Age . . . . . . . . . . . . . . . . . . .        1            Suicide and Incontestability . . . . . . . . . .     6
     Date of Issue . . . . . . . . . . . . . . . . . . .       1                 Suicide Exclusion . . . . . . . . . . . . .     6
     Death Benefit . . . . . . . . . . . . . . . . . . .       1                 Incontestability . . . . . . . . . . . . .      6
     Fixed Account Value . . . . . . . . . . . . . . . .       1            Premiums and Reinstatement . . . . . . . . . .       7
     Fund(s) . . . . . . . . . . . . . . . . . . . . . .       1                 General . . . . . . . . . . . . . . . . . .     7
     General Account . . . . . . . . . . . . . . . . . .       2                 Planned Premiums . . . . . . . . . . . . .      7
     Home Office . . . . . . . . . . . . . . . . . . . .       2                 Additional Premiums . . . . . . . . . . . .     7
     Initial Coverage . . . . . . . . . . . . . . . . .        2                 Allocation of Premium . . . . . . . . . . .     7
     Lincoln Life Variable Annuity Account N. . . . . .        2                 Changes in Allocation Percentages . . . . .     7
     Lincoln Life Flexible Premium Variable Life               2                 Grace Period . . . . . . . . . . . . . . .      7
     Account S . . . . . . . . . . . . . . . . . . . . .       2                 Reinstatement . . . . . . . . . . . . . . .     8
     Loan Account Value . . . . . . . . . . . . . . . .        2            Death Benefit Options . . . . . . . . . . . . .      8
     Maturity Date . . . . . . . . . . . . . . . . . . .       2                 General . . . . . . . . . . . . . . . . . .     8
     Minimum Specified Amount . . . . . . . . . . . . .        2                 Option 1 . . . . . . . . . . . . . . . . .      8
     Monthly Deduction Day . . . . . . . . . . . . . . .       2                 Option 2 . . . . . . . . . . . . . . . . .      8
     Net Premium . . . . . . . . . . . . . . . . . . . .       2                 Option 3 . . . . . . . . . . . . . . . . .      8
     Net Single Premium . . . . . . . . . . . . . . . .        2            Guaranteed Death Benefit . . . . . . . . . . . .     8
     Policy Month . . . . . . . . . . . . . . . . . . .        2                 General . . . . . . . . . . . . . . . . . .     9
     Policy Year/Policy Anniversary . . . . . . . . . .        3                 Changes to the Guaranteed Death Benefit .       9
     Premium Accumulation Rate . . . . . . . . . . . . .       3            Policy Values . . . . . . . . . . . . . . . . .      9
     Premium Tax Charge . . . . . . . . . . . . . . . .        3                 Basis of Calculation . . . . . . . . . . .      9
     Proceeds . . . . . . . . . . . . . . . . . . . . .        3                 Interest Credited . . . . . . . . . . . . .    10
     Separate Account . . . . . . . . . . . . . . . . .        3                 Fixed Account Value . . . . . . . . . . . .    10
     Separate Account Value . . . . . . . . . . . . . .        3                 Separate Account Value . . . . . . . . . .     10
     Specified Amount . . . . . . . . . . . . . . . . .        3                 Charges to Policy Values . . . . . . . . .     11
     Subsequent Application(s) . . . . . . . . . . . . .       3                 Transfers Within Accounts . . . . . . . . .    11
     Target Premium . . . . . . . . . . . . . . . . . .        3                 Monthly Deductions . . . . . . . . . . . .     11
     Total Account Value . . . . . . . . . . . . . . . .       3                 Cost of Insurance . . . . . . . . . . . . .    11
     Valuation Date . . . . . . . . . . . . . . . . . .        3                 Cost of Insurance Rate . . . . . . . . . .     11
     Valuation Period . . . . . . . . . . . . . . . . .        3            Nonforfeiture Provisions . . . . . . . . . . . .    11
     We, Our, Us, Company . . . . . . . . . . . . . . .        3                 Continuation of Coverage . . . . . . . . .     12
     Written Request . . . . . . . . . . . . . . . . . .       3                 Surrender Value . . . . . . . . . . . . . .    12
     You, Your . . . . . . . . . . . . . . . . . . . . .       4                 Partial Surrender . . . . . . . . . . . . .    12
General Provisions . . . . . . . . . . . . . . . . . . .       4                 Paid-Up Nonforfeiture Option . . . . . . .     12
     The Contract . . . . . . . . . . . . . . . . . . .        4            Policy Loans . . . . . . . . . . . . . . . . . .    12
     Owner . . . . . . . . . . . . . . . . . . . . . . .       4                 General . . . . . . . . . . . . . . . . . .    13
     Beneficiary . . . . . . . . . . . . . . . . . . . .       4                 Loan Interest Rate Charged . . . . . . . .     13
     Changes in Owner and Beneficiary . . . . . . . . .        4                 Loan Interest Rate Credited . . . . . . . .    13
     Assignment . . . . . . . . . . . . . . . . . . . .        4                 Repayment . . . . . . . . . . . . . . . . .    13
     Non-Participating . . . . . . . . . . . . . . . . .       4            Changes in Insurance Coverage . . . . . . . . .     13
     Policy Settlement . . . . . . . . . . . . . . . . .       4                 General . . . . . . . . . . . . . . . . . .    14
     Age . . . . . . . . . . . . . . . . . . . . . . . .       4                 Increase in Specified Amount . . . . . . .
     Change of Address . . . . . . . . . . . . . . . . .       5                 Decrease in Specified Amount . . . . . . .

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

   Any riders and a copy of the application(s) are at the end of this Policy.

LN925

Table of Contents

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                                                        Page No.                                                           Page No.
     Change in Death Benefit Option . . . . . . . . . .       14            Fund(s) Settlement Option Annuity Unit
     Change from Option 1 to 2 . . . . . . . . . . . . .      14            Value of Lincoln Life Variable Annuity
     Change from Option 2 to 1 . . . . . . . . . . . . .      14            Account N . . . . . . . . . . . . . . . . . . .     16
     Change from Option 3 to 1 . . . . . . . . . . . . .      14            Fund(s) Settlement Option Accumulation
     Change from Option 3 to 2 . . . . . . . . . . . . .      14            Unit Value of Lincoln Life Variable Annuity
Change of Fund(s) . . . . . . . . . . . . . . . . . . .       15            Account N . . . . . . . . . . . . . . . . . . .     16
Separate Account . . . . . . . . . . . . . . . . . . . .      15            Fund Transfers During the Annuity Period . . .      17
Settlement Options . . . . . . . . . . . . . . . . . . .      15            Annuity Payment Options . . . . . . . . . . . .     17
     Conditions . . . . . . . . . . . . . . . . . . . .       15            Article 1 - Annuity Purchase Rates Under a
     Separate Account . . . . . . . . . . . . . . . . .       16            Variable Payment Option . . . . . . . . . . . .     18
     Fund(s) Settlement Option Annuity Units of                             Article 2 - Annuity Purchase Rates Under a
     Lincoln Life Variable Annuity Account N . . . . . .      16            Fixed Payment Option . . . . . . . . . . . . .      19

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

   Any riders and a copy of the application(s) are at the end of this Policy. LN925

Policy Summary

It is important that You understand Your insurance policy. We have tried to use understandable language throughout this Policy. However, should You have any questions after You have read it, please call the representative who sold this Policy to You or call Us. This summary is not a substitute for the detailed policy provisions.

This is a flexible premium variable universal life insurance policy. Proceeds as described in this Policy will be paid upon surrender, maturity, or death of the Insured.

You may allocate Net Premiums to the General Account, Lincoln Life Flexible Premium Variable Life Account S, or both Accounts. Net Premiums allocated to Lincoln Life Flexible Premium Variable Life Account S must be allocated to one or more Funds. Shares of these Funds support the benefits provided by the variable portion of this Policy. The cash value in each Fund is not guaranteed and will vary with the investment performance of that Fund.

If the General Account is selected, the Fixed Account Value in that Account will accumulate at rates of interest We determine. Such rates will not be less than 4.0% a year.

Sufficient premiums must be paid to continue this Policy in force. Premium reminder notices will be sent for planned premiums and for premiums required to continue this Policy in force. This Policy may be reinstated.

Other rights and benefits are explained in this Policy.

Definitions

Administrator Mailing Address

The Lincoln National Life Insurance Company, 350 Church Street, Hartford, CT 06103-1106.

Annuity Commencement Date

The Valuation Date when the Policy Proceeds are invested for payment of annuity benefits under the settlement option selected.

Attained Age

Issue age of the Insured as shown in the Policy Specifications, increased by the number of Policy Years elapsed. Issue age is the Insured's age on his/her birthday nearest this Policy's Date of Issue.

Date of Issue

The effective date for Initial Coverage is the Date of Issue shown in the Policy Specifications. The Date of Issue and the effective date for any change in coverage will be the Date of Coverage Change shown in the supplemental Policy Specifications which will be sent to You. Coverage is conditional on payment of the first premium, if any, and issue of this Policy as provided in the application.

Death Benefit

The amount described in the Death Benefit Options provision which is payable on the date of death, subject to all provisions contained in this Policy.

Fixed Account Value

The non-loaned portion of this Policy's Total Account Value attributable to the non-variable portion of this Policy. The Fixed Account Value is held in the General Account.

Fund(s)

One or more of the open-end management investment companies (mutual funds whose shares pay for the benefits provided by the variable portion of this Policy). Shares of the Funds held pursuant to this Policy are held in Lincoln Life Flexible Premium Variable Life Account S except that shares of the Funds referenced in the Settlement Options section of this Policy are held in Lincoln Life Variable Annuity Account N. The Fund(s) held in Lincoln Life Flexible Premium Variable Life Account S may differ from the Fund(s) held in Lincoln Life Variable Annuity Account N.



LN925                                                                     Page 1

General Account

The account which holds the assets of the Company which are attributable to the non-variable portion of this Policy. The Fixed Account Value and the Loan Account Value are held in the General Account.

Home Office

Our main office, located at Fort Wayne, Indiana.

Initial Coverage

Coverage provided by this Policy prior to any change in coverage.

Lincoln Life Variable Annuity Account N

A Separate Account which segregates assets attributable to the variable portion of annuity contracts and life insurance settlement options from other assets of the Company. Its assets are invested in shares of the Funds. Lincoln Life Variable Annuity Account N holds all or a portion of the Policy's Proceeds if a variable settlement option is elected.

Lincoln Life Flexible Premium Variable Life Account S

A Separate Account which segregates assets attributable to the variable portion of life insurance from other assets of the Company. Its assets are invested in shares of the Funds.

Loan Account Value

The sum of all unpaid loans. The amount necessary to repay all loans in full is the Loan Account Value plus any accrued interest. The Loan Account Value is held in the General Account.

Maturity Date

The Policy Anniversary on which the Insured reaches Attained Age 100.

Minimum Specified Amount

The Specified Amount for this Policy cannot be decreased below this amount. The Minimum Specified Amount for this Policy is shown in the Policy Specifications.

Monthly Deduction Day

The first Monthly Deduction Day is the Date of Issue. Monthly Deduction Days occur each month thereafter on the same day of the month as the Date of Issue.

Net Premium

The Net Premium is equal to:

1.  the premium paid; less

2. a Premium Load not to exceed the Guaranteed Maximum Premium Load shown in the Policy Specifications; less

3.  a Premium Tax Charge.

Net Single Premium

The Net Single Premium per dollar is the amount We require to purchase one dollar of paid up whole life insurance. We determine the Net Single Premium using the number of elapsed Policy Years, the Insured's premium class and Attained Age, an interest rate of 4.0% per annum and the guaranteed cost of insurance rates specified in the Policy Specifications.

Policy Month

The Policy Month begins each month on the same day of the month as the Date of Issue.

Policy Year/Policy Anniversary

The first Policy Year is the 12 month period beginning on the Date of Issue. Your Policy Anniversary is equal to the Date of Issue plus 1 year, 2 years, etc.





LN925                                                                     Page 2

Premium Accumulation Rate

The annual rate at which premiums paid will be accumulated to determine the Death Benefit if Death Benefit Option 3 is selected. This rate is chosen by You at issue. A rate requested in excess of 10% may be subject to additional underwriting. The Premium Accumulation Rate is shown in the Policy Specifications.

Premium Tax Charge

A charge equal to the state and municipal taxes associated with premiums received.

Proceeds

The amount We will pay upon the death of the Insured, the Maturity Date, or upon surrender of this Policy as described in the Proceeds provision.

Separate Account

Lincoln Life Flexible Premium Variable Life Account S; or, when referring to a settlement option as described in the Settlement Option provisions of this Policy, Lincoln Life Variable Annuity Account N.

Separate Account Value

The portion of this Policy's Total Account Value attributable to the variable portion of this Policy. This Policy's Separate Account Value is held in Lincoln Life Flexible Premium Variable Life Account S.

Specified Amount

The Specified Amount is shown in the Policy Specifications or in the Supplemental Policy Specifications, if later changed.

Subsequent Application(s)

Any application after the initial application initiated by You or by Us.

Target Premium

The Target Premium is shown in the Policy Specifications or in the Supplemental Policy Specifications, if later changed.

Total Account Value

The sum of the Fixed Account Value, the Separate Account Value, and the Loan Account Value. This is the Policy's cash value.

Valuation Date

Any day on which the New York Stock Exchange is open for trading.

Valuation Period

The period of time commencing immediately after the close of business on each Valuation Date and ending at the close of business on the next Valuation Date.

We, Our, Us, Company

Refers to The Lincoln National Life Insurance Company, its successors, or assigns.

Written Request

A request in writing, in a form satisfactory to Us and received by Us at the Administrator Mailing Address.

You, Your

Refers to the Owner(s) of this Policy.





LN925                                                                     Page 3

General Provisions

The Contract

This Policy, the initial application on the Insured, any Subsequent Applications and any riders constitute the entire contract. Copies of all applications are attached to and made a part of this Policy.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of Lincoln Life may agree to a change in this Policy, and then only in writing.

All statements made by or for the Insured are representations and not warranties.

No statement will be used to void this Policy or defend against a claim unless it is contained in the initial application or Subsequent Applications.

Owner

Unless otherwise stated in the application or later changed, this Policy is owned by the Insured.

During the lifetime of the Insured all rights granted by this Policy or allowed by Us belong to the Owner.

If this Policy is owned jointly, any exercise of rights granted by this Policy must be made jointly.

Beneficiary

The individual or entity that will receive any Proceeds on death is the Beneficiary. The Beneficiary is stated in the application, unless later changed.

If no designated Beneficiary is living at the time of the death of the Insured, all benefits will be paid to the Owner or the Owner's executors, administrators, or assigns.

Changes in Owner and Beneficiary

Unless this Policy states otherwise, the Owner or Beneficiary, or both, may be changed. This may be done as often as desired by the Owner of record during the lifetime of the Insured and before the Maturity Date.

To change the Owner or Beneficiary, Your Written Request must be sent to Us. When We give Our written acceptance, the change will take effect as of the date Your Written Request was signed. The change will be subject to any action We take before Our written acceptance of the change.

Assignment

A copy of an assignment must be on file with Us. Until We receive such notice at the Administrator Mailing Address, We will not be required to take notice of, or be responsible for, any transfer of interest in this Policy by assignment, agreement, or otherwise.

We will not be responsible for the validity of any assignment.

Non-Participating

No dividends will be paid.

Policy Settlement

All amounts payable by Us will be paid from the Administrator Mailing Address. The Loan Account Value plus any accrued interest will be deducted from the amount payable at settlement. We may require return of this Policy.

Age

If the Insured's age is misstated, the Death Benefit will be that which would have been purchased by the most recent monthly deduction at the correct age.





LN925                                                                     Page 4

Change of Address

You must notify Us at the Administrator Mailing Address of a change in Your mailing address.

Annual Report

We will send You a report at least once during each Policy Year. The report will show the Total Account Value, the Surrender Value and the Death Benefit on the date of the report. It will also show since the last report at least the following information:

1.   Gross premiums paid;

2.   the cost of insurance and the cost of riders;

3.   interest and investment return credited to the Total Account Value;

4.   the amount of any surrenders or partial surrenders;

5.   a summary of loan activity; and

6. any other information required by the jurisdiction in which this Policy was delivered.

Projection of Benefits

We will provide a projection of illustrative future death benefits and Total Account Values at any time upon Written Request.

Proceeds

Proceeds on death of the Insured will equal:

1.   The Death Benefit; less

2.   the Loan Account Value plus any accrued interest; less

3.   any overdue deductions.

Proceeds on death are payable after receipt at the Administrator Mailing Address of due proof of death of the Insured.

Proceeds on maturity of this Policy will equal:

1.   The Total Account Value on the Maturity Date; less

2.   the Loan Account Value plus any accrued interest.

Proceeds on surrender of this Policy will equal the Surrender Value as described in the Surrender Value provision.

All Proceeds are subject to adjustment under the Age, Incontestability, Suicide Exclusion and Grace Period provisions.

Coverage Beyond Maturity

At any time prior to the Maturity Date of this Policy, You may, by Written Request, elect to continue coverage beyond the Maturity Date. Any extra benefit riders will be terminated on the Maturity Date. If elected, the following will apply:

     We will continue to credit interest to the Total Account Value of this Policy as described in the Interest Credited provision.

     After the Insured reaches Attained Age 100 the Separate Account Value of this Policy will be transferred to the Fixed Account.

     Monthly Deductions will be calculated with a Cost of Insurance rate equal to zero.

     Proceeds payable on death will be as described in the Proceeds provision of this Policy.

The Paid Up Nonforfeiture Option will not be available once this option is selected. All other rights and benefits as described within the provisions of this Policy will be available during the lifetime of the Insured.





LN925                                                                     Page 5

Right to Defer Payment

Payments of any Separate Account Value will be made within 7 days after Our receipt of Your Written Request. However, the Company reserves the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed (except holidays or weekends); (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the SEC so that disposal of the securities held in the Funds is not reasonably practicable or it is not reasonably practicable to determine the value of the Funds' net assets; or (4) during any other period when the SEC, by order, so permits for the protection of security holders. For payment from the Separate Account in such instances, We may defer payment of:

1.   Surrender or partial surrender values;

2.   any Proceeds on death in excess of the current Specified Amount; or

3.   any portion of the Loan Value.

Payment of any Fixed Account Value may be deferred for up to six months, except when used to pay premiums to Us.

Suicide and Incontestability

Suicide Exclusion

If the Insured dies by suicide, while sane or insane, within two years from the Date of Issue of this Policy and while this Policy is inforce, We will pay:

1. Premiums paid less amounts allocated to Lincoln Life Flexible Premium Variable Life Account S; plus

2.   the Separate Account Value; plus

3. the portion of the monthly deductions that have been deducted from the Separate Account Value; less

4.   the sum of:

     (a)   the Loan Account Value transferred from the Fixed Account Value; plus

     (b)   the interest due on the Loan Account Value; plus

     (c) the value of any partial surrenders transferred from the Fixed Account Value; plus

     (d) any interest earned on the Loan Account Value transferred to the Separate Account Value.

If the Insured dies by suicide, while sane or insane, within 2 years from the Date of Issue of any increase in coverage, We will pay only the monthly deductions for the increase.

If the Insured dies by suicide, while sane or insane, more than 2 years from the Date of Issue of this Policy but within 2 years from the Date of Issue of any increase in coverage, We will pay:

1. The Proceeds on death for any coverage in effect more than 2 years from the Date of Issue of this Policy; plus

2.   the monthly deductions for the increase in coverage.

All amounts will be calculated as of the date of death.

Incontestability

With respect to statements made in the initial application for the Insured:

     We will not contest this Policy after it has been in force during the lifetime of the Insured for 2 years from its Date of Issue.

With respect to statements made in any Subsequent Applications for the Insured:

     We will not contest coverage relating to Subsequent Applications after coverage has been in force during the lifetime of the Insured for 2 years from the Date of Issue of such coverage or from the effective date of any reinstatement.

If this Policy is contested, Your rights or the Beneficiary's rights may be affected.



LN925                                                                     Page 6

Premiums and Reinstatement

General

Sufficient premiums must be paid to continue this Policy in force until the Maturity Date. The first premium is due on the Date of Issue. Premium due dates are measured from the Date of Issue.

Any premiums after the first premium are payable only at the Administrator Mailing Address. Send Your check or money order, payable to Lincoln Life, to the Administrator Mailing Address. Please be sure to write Your policy number on Your check. A receipt signed by an officer of the Company will be given upon request.

We may apply limits for Planned Premiums and Additional Premiums as necessary to preserve the status of this Policy as a life insurance policy under federal tax law.

We may require satisfactory evidence of insurability if payment of the new Planned Premium or an Additional Premium during the current Policy Year would increase the difference between the Death Benefit and the Total Account Value.

Planned Premiums

Planned Premium is the premium amount You intend to pay and the amount that will be billed. Premium reminder notices for Planned Premiums will be sent at frequencies of 3, 6 or 12 months, or at any other frequency to which We agree. Planned premiums as of the Date of Issue are shown in the Policy Specifications.

You may change the amount and frequency of Planned Premiums by Your Written Request.

Additional Premiums

Additional Premiums are premium payments in excess of planned premiums.

Additional Premiums may be paid at any time while this Policy is in force and before the Maturity Date.

Allocation of Premium

Each Net Premium will be credited to Lincoln Life Flexible Premium Variable Life Account S (and each of the selected Funds) and/or the General Account in the percentages indicated in the Policy Specifications, unless changed as provided in the Changes in Allocation Percentages provision below.

Changes in Allocation Percentages

Allocation percentages may be changed at any time by Your request to Us. If these percentages are changed, We will send a letter to You confirming the change. The change will be effective as of the date of the next premium payment after You notify Us.

Grace Period

If the Total Account Value less the Loan Account Value is not sufficient to allow a Monthly Deduction on the Monthly Deduction Day, We will allow You 61 days of grace for payment of an amount sufficient to cover the Monthly Deduction. We may require payment of the amount necessary to keep this Policy in force for the current Policy Month plus two additional Policy Months.

Written notice will be mailed to Your last known address, according to Our records, not less than 61 days before termination of this Policy. This notice will also be mailed to the last known address of any assignee of record.

During the days of grace this Policy will stay in force. If the Insured's death occurs during the days of grace, We will deduct an amount sufficient to cover the overdue Monthly Deduction(s) from the Death Benefit.

If payment is not made within 61 days after the Monthly Deduction Day, the Policy will terminate without value at the end of the Grace Period unless this Policy is continued under the Guaranteed Death Benefit provision.





LN925                                                                     Page 7

Reinstatement

If this Policy terminates as provided in the Grace Period provision, We may allow it to be reinstated within 5 years after the date of termination and before the Maturity Date. To reinstate this Policy, We will require:

1.   satisfactory evidence of insurability on the Insured; and

2. payment of an amount sufficient to cover the current monthly deduction(s) plus two additional Policy Months.

If this Policy is reinstated, it will be reinstated on the Monthly Deduction Day following Our approval. This Policy's Total Account Value at reinstatement will be the Net Premium paid less the monthly deduction for that day. Any Loan Account Value will not be reinstated.

The Guaranteed Death Benefit Provision will not be reinstated.

Death Benefit Options

General

The Proceeds payable upon the Insured's death will be as provided under one of the following Death Benefit options. The option for this Policy as of the Date of Issue is shown in the Policy Specifications. If You have changed the Death Benefit option, the option is shown in the supplemental Policy Specifications which will be sent to You.

Option 1

The Specified Amount shown in the Policy Specifications includes the Total Account Value. Under this option, the Death Benefit will be the greater of: (a) the Specified Amount on the date of death or (b) a percentage of the Total Account Value. This percentage is one divided by the Net Single Premium per dollar. The Net Single Premium is based on interest of 4.0% per annum and guaranteed cost of insurance rates.

Option 2

The Specified Amount is in addition to the Total Account Value. Under this option, the Death Benefit will be the greater of: (a) the Specified Amount plus the Total Account Value on the date of death or (b) a percentage of the Total Account Value. This percentage is one divided by the Net Single Premium per dollar. The Net Single Premium is based on interest of 4.0% per annum and guaranteed cost of insurance rates.

Option 3

Under this option, the Death Benefit will be the greater of (a) the Specified Amount plus the Accumulated Premium(s) on the date of death, or (b) a percentage of the Total Account Value. This percentage is one divided by the Net Single Premium per dollar. The Net Single Premium is based on interest of 4.0% per annum and guaranteed cost of insurance rates. The total death benefit under this option is limited and will not exceed the total Death Benefit paid under Option 2.

The Accumulated Premium is the sum of all premiums paid from the Date of Issue accumulated at the Premium Accumulation Rate.

This option may be selected only at issue.

Guaranteed Death Benefit

General

The Guaranteed Death Benefit is applicable only if the required premiums are paid and the conditions for the Guaranteed Death Benefit provisions are satisfied.







LN925                                                                     Page 8

The minimum required Monthly Premium is shown in the Policy Specifications.

Your Policy will remain in force until Attained Age 100 even if the Surrender Value is insufficient to cover the current Monthly Deductions due to fund performance; provided that on each Policy Anniversary the sum of premiums paid, less any partial surrenders is equal to or greater than the Monthly Premium multiplied by the number of Policy Months elapsed since the Date of Issue.

On the Policy Anniversary, if We determine that this condition has not been satisfied, We will notify You. You will have 61 days from Your Policy Anniversary to pay the amount required to keep the Guaranteed Death Benefit in force. If the required payment is not made within this time period, the Guaranteed Death Benefit will be terminated.

If Guaranteed Death Benefit Premiums have been paid, but loans taken have caused this Policy to enter the Grace Period, this provision will not keep this Policy in force beyond the Grace Period. Your Guaranteed Death Benefit Premium will continue to be due and payable at the current premium mode if the conditions of the Grace Period are met.

If the Guaranteed Death Benefit is in effect on the Maturity Date, Proceeds on maturity will be paid as described in the Proceeds provision of this Policy.

Changes to the Guaranteed Death Benefit

The Guaranteed Death Benefit cannot be reinstated after termination of the provision.

Policy Values

Basis of Calculation

The values of this Policy equal or exceed those required by the Standard Nonforfeiture Law as provided in the Variable Life Insurance law in the jurisdiction where this Policy is delivered. A detailed statement has been filed with the jurisdiction which shows how to compute those values.

Interest Credited

We will credit interest on the Fixed Account Value at the guaranteed rate of 4.0% per year. This guaranteed rate equals 0.32737%, per month, compounded monthly. We may credit interest in excess of the guaranteed rate. Additional excess interest at a rate not to exceed 1/2% per year may be credited to policies in force at least 10 years. The guaranteed interest rate will not be increased by the additional excess interest rate.

Interest earned by the Loan Account Value is described in the Loan Interest Credited provision.

Fixed Account Value

The Fixed Account Value for this Policy will be:

1.   The value of the Net Premiums credited to the Fixed Account Value; less

2.   the portion of monthly deductions from the Fixed Account Value; plus

3.   interest credited; less

4.   any transfers of value out of the Fixed Account Value; plus

5.   any transfers from the Fund(s) to the Fixed Account Value; plus

6.   any loan repayments credited to the Fixed Account Value.





LN925                                                                     Page 9

Separate Account Value

The Separate Account Value of this Policy will be the sum of the Fund Account Values.

A.   Fund Account Value

     The portion of each Net Premium allocated to a Fund plus any interest earned on the Loan Account Value which is attributable to that Fund is credited to this Policy in the form of accumulation units. Accumulation units measure the net investment result of each Fund. The number of accumulation units credited is equal to that portion of Net Premium divided by the accumulation unit value for that Fund for the Valuation Period in which the premium is received.

     The Fund Account Value of each Fund will equal the accumulation unit value for that Fund multiplied by the number of accumulation units for that Fund credited to this Policy.

B.   Accumulation Unit Value

     A Fund accumulation unit value for any Valuation Period after the inception of the Fund is calculated as follows:

     1. The total value of Fund shares held is calculated by multiplying the number of Fund shares owned at the beginning of the Valuation Period by the net asset value per share of the Fund at the end of the Valuation Period and adding any dividend or other distribution of the Fund earned during the Valuation Period; minus

     2. the liabilities of the Fund at the end of the Valuation Period; such liabilities include daily charges imposed on the Fund and may include a charge or credit with respect to any taxes paid or reserved for by Us that We determine result from operations of the Separate Account; and

     3. the result of (2) is divided by the number of accumulation units for that Fund outstanding at the beginning of the Valuation Period.

     The daily charges imposed on a Fund for any Valuation Period are equal to the mortality and expense risk charge multiplied by the number of calendar days in the Valuation Period. This charge may be changed by Us from time to time, but it is guaranteed not to exceed 0.80% of a Fund's value.

     The accumulation unit value may increase or decrease from Valuation Period to Valuation Period.

Charges to Policy Values

Charges and deductions made according to this Policy's provisions will be deducted from the Separate Account Value and the Fixed Account Value in the same proportion that these Values bear to the sum of the Fixed Account Value and the Separate Account Value on the date of the deduction.

The portion of the deduction attributable to the Separate Account Value will reduce each Fund Account Value in the same proportions that these Fund Account Values bear to the total Separate Account Value. The number of accumulation units deducted from each Fund is determined by dividing the amount of the deduction attributable to the Fund by the Fund's accumulation unit value for the Valuation Period when the charge was made. The resulting number of Fund accumulation units will be deducted from the total accumulation units for that Fund.

The portion of the deduction attributable to the Fixed Account Value will be deducted from that Value as a dollar amount.

Transfers Within Accounts

You may transfer all or part of each Fund Account Value to any other Fund or to the Fixed Account Value at any time. There will be no charge for the first 12 transfers within a Policy Year, but we reserve the right to charge a $25 administrative fee for each additional transfer within that Policy Year.

Within the forty-five days following the Policy Anniversary, You may request a transfer of a portion of the Fixed Account Value to one or more of the Funds. This type of transfer is allowed only once within these forty-five days and We must receive Your request at the Administrator Mailing Address within the forty-five days. The transfer will be effective on the Valuation Date that Your request is received at the Administrator Mailing Address. The amount of such transfer cannot exceed the greater of 20% of the greatest amount in the Fixed Account Value during the prior 5 years or $1000.

Accumulation units for each Fund will be added to or subtracted from the total accumulation units for that Fund, based on each Fund's accumulation unit value at the end of the Valuation Date when request for such transfer is received by Us. A dollar amount will be added to or subtracted from the Fixed Account Value according to the terms of Your request for transfer.


LN925                                                                    Page 10

Monthly Deductions

Monthly deductions begin on the Date of Issue and occur on each Monthly Deduction Day thereafter. The monthly deduction will be deducted from this Policy's values as described in the Charges to Policy Values provision.

The monthly deduction is equal to:

1.   the cost of insurance as calculated below; plus

2.   the monthly policy fee, shown in the Policy Specifications.

Cost of Insurance

The Cost of Insurance on any Monthly Deduction Day will be (1) multiplied by the result of (2) minus (3) where:

(1)  is the monthly Cost of Insurance Rate on that date divided by 1,000;

(2)  is the death benefit on that date divided by 1.0032737;

(3) is the Total Account Value on that date before computing the monthly deductions for the cost of insurance for this Policy.

Cost of Insurance Rate

The monthly cost of insurance is based on the Insured's issue age, number of Policy Years elapsed and premium class. For Initial Coverage, the premium class on the Date of Issue will be used. For any increase, the premium class for that increase will be used. If the Insured is assigned a premium class which designates "smoker" and this classification changes, You may, by Written Request, reclassify the Insured any time after the first Policy Anniversary. Upon Our acceptance of the change, supplemental Policy Specifications will be sent to You.

The monthly Cost of Insurance Rates may be adjusted by Us from time to time. Adjustments will be on a class basis and will be based on Our estimates for future factors such as mortality, investment income, expenses, and the length of time policies stay in force. Any adjustments will be made on a nondiscriminatory basis.

The rate during any Policy Year will never exceed the rate shown for that year in the Table of Guaranteed Maximum Insurance Rates in the Policy Specifications. Guaranteed rates for this Policy are based on the 1980 Commissioner's Standard Ordinary Aggregate Mortality Table B, (80% Male/ 20% Female).

Nonforfeiture Provisions

Continuation of Coverage

Coverage of this Policy will continue to the Maturity Date as long as the Surrender Value is sufficient to cover each monthly deduction. If the Surrender Value is not sufficient to cover a monthly deduction, the Grace Period provision will apply except as provided under the Guaranteed Death Benefit provision.

Surrender Value

By Written Request, the Owner may surrender this Policy for its full surrender value at any time during the lifetime of the Insured. All or a portion of the premium load(s) and Premium Tax Charge in the first Policy Year will be refunded to You within the first five Policy Years upon a full surrender. Decreases in the Specified Amount will decrease the portion of the premium load(s) and Premium Tax Charge refunded to you. All insurance coverage under this Policy will end on the date of the full surrender. Partial surrenders will also be allowed.

The full Surrender Value will equal:

1.   The Total Account Value on the date of surrender; less

2.   the Loan Account Value plus any accrued interest; plus

3.   the premium load refund, if any.




LN925                                                                    Page 11

Partial Surrender

Partial surrenders may be made at any time after the first Policy Year while this Policy is in force.

The minimum amount of any partial surrender is $500.

If the Death Benefit option for this Policy is option 1 or 3, a partial surrender will reduce the Total Account Value, Death Benefit, and Specified Amount. However, We will not allow a partial surrender if the Specified Amount will be reduced below the Minimum Specified Amount.

If the Death Benefit on the date of the partial surrender is determined as a percentage of the Total Account Value as described in the Death Benefit Options section, the partial surrender may not reduce the Specified Amount.

If the Death Benefit option for this Policy is Option 2, a partial surrender will reduce the Total Account Value and the Death Benefit. The Specified Amount will not be reduced.

A reduction in the Specified Amount will cause a reduction in the required premiums for the Guaranteed Death Benefit. Premiums required to maintain the Guaranteed Death Benefit will be based on the new Specified Amount.

Paid-Up Nonforfeiture Option

By Written Request, You may elect, at any time prior to the Maturity Date, to continue this Policy as paid-up life insurance with no further premiums due.

The Specified Amount of the paid-up insurance will be the amount, up to the Death Benefit under this Policy as of the effective date of the paid-up insurance, that the Surrender Value can purchase for a Net Single Premium at the Insured's Attained Age and premium class on the date this option is elected. The Net Single Premium will be based on the maximum cost of insurance rates in this Policy and an interest rate of 4.0% compounded annually. Any excess value will be refunded to You.

The effective date of the paid-up insurance will be the Monthly Deduction Day which occurs on or immediately after the date Your request is received by Us.

As of the effective date:

     No further premium payments, monthly deductions, excess interest credits or changes in coverage may be made; and

     No transfers from the Fixed Account Value back to the Separate Account Value may be made; and

     all extra benefit riders will terminate.

You may, after electing paid-up insurance, surrender the Policy for its Total Account Value. We will transfer the Separate Account Value to the Fixed Account Value on the date we receive Your Written Request to elect this option.

Policy Loans

General

We will grant loans while this Policy is in force. The amount of the loan will not be more than the Loan Value. The Loan Value for this Policy is 90% of the sum of the Fixed Account Value and the Separate Account Value.

The amount of the loan will be transferred out of the Fixed Account and Separate Account Values as described in the Charges to Policy Values provision. The loan amount increases the Loan Account Value.

The Loan Account Value plus accrued interest will reduce any Proceeds under this Policy. If the Loan Account Value exceeds the sum of the Separate Account Value and Fixed Account Value, the Grace Period provision will apply.

Loan Interest Rate Charged

Interest, at an effective annual rate, will be charged on this Policy's Loan Account Value. The rate of interest may change and applies to this Policy's total Loan Account Value. Changes will be made only on a Policy Anniversary. Interest is due and payable on the next Policy Anniversary, the date this Policy ends or upon full repayment of the Loan Account Value. Any interest not paid when due will be added to the Loan Account Value on the Policy Anniversary and will itself bear interest on the same terms.




LN925                                                                    Page 12

The interest rate is based on a Monthly Average. The Monthly Average will be Moody's Corporate Bond Yield Average - Monthly Average Corporates as published by Moody's Investors Service, Inc., or any successor to that service. If such average is no longer published, the average used will be determined by law or regulation of the insurance supervisory official of the jurisdiction where this policy is delivered. In no event will the interest rate exceed the maximum rate imposed by law or regulation of the jurisdiction where this policy is delivered.

The interest rate charged during any Policy Year will not exceed the maximum rate for that year. The maximum rate will be the greater of:

1. the Monthly Average for the calendar month which ends 2 months before the month in which the Policy Anniversary occurs; or

2.   4.8%

We may increase the rate only when the maximum rate is at least .5% higher than the rate in effect for the prior Policy Year.

We will reduce the rate only when the maximum rate is at least .5% lower than the rate in effect for the prior Policy Year.

We will notify You of the current policy loan interest rate for this Policy at the time a policy loan is taken. If the Policy has a Loan Account Value, We will notify You of any change in the interest rate before the new rate becomes effective.

Loan Interest Rate Credited

The Loan Account Value will earn interest at the policy loan interest rate less a percentage not to exceed 0.80%.

We will notify You of the current policy loan interest rate for this Policy at the time a policy loan is taken. If the Policy has Loan Account Value, We will notify You of any change in the interest rate before the new rate becomes effective.

The interest earned by the Loan Account Value will be credited to the Fixed Account Value and the Separate Account Value in the same proportion in which the loan amount was originally deducted from these values.

Repayment

The Loan Account Value may be repaid in full or in part at any time as long as this Policy is in force and the Insured is living. The amount necessary to repay all loans in full is the Loan Account Value plus any accrued interest. Loan repayments will be allocated to the Fixed Account Value and the Separate Account Value in the same proportion in which the loan was taken. The proportion allocated to the Separate Account Value will be further allocated to the Funds in accordance with current premium allocation. The Loan Account Value will be reduced by the amount of any loan repayment.

Changes in Insurance Coverage

General

For any change in coverage We will require Your Written Request. Supplemental Policy Specifications will be sent to You once the change is completed.

Increase in Specified Amount

Increases will be allowed at any time.

Satisfactory evidence of insurability on the Insured may be required.

The Date of Issue for any increase will be shown in the Supplemental Policy Specifications.

Increases in the Specified Amount will increase the Guaranteed Death Benefit Premium. The premium required to maintain the Guaranteed Death Benefit will be based on the new Specified Amount.



LN925                                                                    Page 13

Decrease in Specified Amount

Decreases will be allowed at any time with Our consent.

The amount of a decrease cannot reduce this Policy's Specified Amount below the Minimum Specified Amount.

For a decrease in the Specified Amount, the Date of Issue will be the Monthly Deduction Date on or next following the date on which Your Written Request is received.

The decrease will reduce any past increases in the reverse order in which they occurred.

A decrease in the Specified Amount will reduce the Guaranteed Death Benefit Premium. The premium required to maintain the Guaranteed Death Benefit will be based on the new Specified Amount.

Change in Death Benefit Option

Any change in the Death Benefit option is subject to the following conditions:

We will not allow a change from Death Benefit Options 1 or 2 to Death Benefit Option 3.

We will not allow a change in the Death Benefit option if the Specified Amount will be reduced below the Minimum Specified Amount.

The change will take effect on the Monthly Deduction Day on or next following the date on which Your Written Request is received.

Evidence of insurability may be required.

Change from Option 1 to 2

Changes from Option 1 to 2 will be allowed at any time. The Specified Amount will be reduced to equal the Specified Amount less the Total Account Value at the time of the change.

A reduction in the Specified Amount will reduce the Guaranteed Death Benefit Premium. The premium required to maintain the Guaranteed Death Benefit will be based on the new Specified Amount.

Change from Option 2 to 1

Changes from Option 2 to 1 will be allowed at any time. The new Specified Amount will equal the Specified Amount plus the Total Account Value at the time of the change.

An increase in the Specified Amount will increase the Guaranteed Death Benefit Premium. The premium required to maintain the Guaranteed Death Benefit will be based on the new Specified Amount.

Change from Option 3 to 1

Changes from Option 3 to 1 will be allowed at any time. The Specified Amount will be increased to equal the Specified Amount prior to the change, plus the lesser of the accumulated premiums or the Total Account Value at the time of the change.

An increase in the Specified Amount will increase the Guaranteed Death Benefit Premium. The premium required to maintain the Guaranteed Death Benefit will be based on the new Specified Amount.

Change from Option 3 to 2

Changes from Option 3 to 2 will be allowed at any time. The Specified Amount will be reduced to equal the Specified Amount prior to the change minus the greater of zero or the difference between the Total Account Value and the accumulated premiums at the time of the change.

A reduction in the Specified Amount will reduce the Guaranteed Death Benefit Premium. The premium required to maintain the Guaranteed Death Benefit will be based on the new Specified Amount.




LN925                                                                    Page 14

Change of Fund(s)

The Company may:

1.   Change the Fund(s) which may be invested in a Separate Account; and

2. replace the shares of Funds held in a Separate Account with shares of other Fund(s).

Changes must be:

1. Approved by a majority vote of persons having an interest in the Separate Account and its Fund(s); or

2.   deemed necessary by Us under the Investment Company Act of 1940; or

3.   deemed necessary by Us to accomplish the purpose of the Separate Account.

The investment policy of a Separate Account may not be changed without Our obtaining any necessary regulatory or other approvals.

We will notify You of any change.

Separate Account

Lincoln Life Flexible Premium Variable Life Account S is a Separate Account established by Us in accordance with the laws of the State of Indiana. Income, realized and unrealized gains and losses from the assets of Lincoln Life Flexible Premium Variable Life Account S will be credited to or charged against Lincoln Life Flexible Premium Variable Life Account S without regard to Our other income, gains, or losses. Lincoln Life Flexible Premium Variable Life Account S's liabilities arise from the variable life insurance policies that it supports. The assets of Lincoln Life Flexible Premium Variable Life Account S are available to cover the liabilities of the General Account only to the extent that Lincoln Life Flexible Premium Variable Life Account S's assets exceed its liabilities.

The value of the assets of Lincoln Life Flexible Premium Variable Life Account S is determined whenever the policy benefits vary and at the end of every Valuation Period.

Settlement Options

Conditions

All or part of the Proceeds of this Policy may be applied under one or more of the options described below. An election shall be made by Written Request filed at the Administrator Mailing Address. The Payee of Proceeds may make this election if no prior election has been made. Our consent to the election of an option is required if:

           the Payee is not a natural person receiving payments in his or her own right; or

           the Payee is an assignee of this Policy.

When any option is chosen, the Payee must designate whether the annuity will be:

     (a)   a fixed annuity

     (b)   a variable annuity, or

     (c)   a combination of (a) and (b).

If no designation is made, the Separate Account Value shall be used to provide a variable annuity payment, and the Fixed Account Value shall be used to provide a fixed annuity payment.

If a fixed annuity is chosen, the annuity purchase rate for the option chosen will reflect at least the minimum guaranteed interest rate of 3.0%.

Where a variable annuity is chosen, an assumed annual net return rate of 4.0% will be used to determine the amount of the first annuity payment under a variable annuity.


LN925                                                                    Page 15

The 4.0% assumed annual net return is the measuring point for subsequent variable annuity payouts. If the actual net investment rate (annualized) exceeds 4.0%, the variable annuity payments will increase at a rate equal to the amount of such excess. Conversely, if the actual rate is less than 4.0%, variable annuity payments will decrease.

Payments will not change due to changes in the mortality or expense results or administrative charges.

Separate Account

Payments on a variable basis will be made from the Proceeds held in Lincoln Life Variable Annuity Account N. Lincoln Life Variable Annuity Account N is a Separate Account established by Us in accordance with the laws of the State of Indiana. Income, realized and unrealized gains and losses from the assets of Lincoln Life Variable Annuity Account N will be credited to or charged against Lincoln Life Variable Annuity Account N without regard to Our other income, gains, or losses. Lincoln Life Variable Annuity Account N's liabilities arise from the variable portion of annuity contracts and life insurance settlement options that it supports. The assets of Lincoln Life Variable Annuity Account N are available to cover the liabilities of the General Account only to the extent that Lincoln Life Variable Annuity Account N's assets exceed its liabilities.

Fund(s) Settlement Option Annuity Units of Lincoln Life
Variable Annuity Account N

If payment on a variable basis is chosen, the first payment is calculated as follows:

1. the portion of Proceeds applied to make payment on the variable basis; divided by

2.   1,000; multiplied by

3.   the payment rate for the option chosen.

This amount is divided by the Fund settlement option annuity unit value on the Annuity Commencement Date to determine the number of Fund settlement option annuity units. The due date of the first annuity payment will be 14 days after the Annuity Commencement Date. The number of Fund settlement option annuity units remains fixed unless a Fund transfer occurs. Each future payment is equal to this number multiplied by the Fund settlement option annuity unit value on the Valuation Date ending 14 days prior to the due date of the payment.

Fund(s) Settlement Option Annuity Unit Value of Lincoln Life Variable Annuity Account N

A Fund settlement option annuity unit value for any Valuation Period after the inception of the Fund is calculated as follows:

1. The Fund settlement option annuity unit value for the immediately preceding Valuation Period; multiplied by

2. The Fund settlement option accumulation unit value for this Valuation Period divided by the Fund settlement option accumulation unit value for the immediately preceding Valuation Period; multiplied by

3. 0.9998926 raised to a power equal to the number of days in the current Valuation Period. 0.9998926 is the daily factor for the 4.0% assumed annual net return rate.

The dollar value of the Fund settlement option unit values and payments may increase or decrease due to investment gain or loss.

Fund(s) Settlement Option Accumulation Unit Value of Lincoln Life Variable Annuity Account N

A Fund settlement option accumulation unit value for any Valuation Period after the inception of the Fund is calculated as follows:

1. The total value of Fund shares held is calculated by multiplying the number of Fund shares owned at the beginning of the Valuation Period by the net asset value per share of the Fund at the end of the Valuation Period and adding any dividend or other distribution of the Fund earned during the Valuation Period; minus

2. The liabilities of the Fund at the end of the Valuation Period; such liabilities include daily charges imposed on the Fund and may include a charge or credit with respect to any taxes paid or reserved for by Us that We determine result from operations of the Separate Account; and

3. The result of (2) is divided by the number of accumulation units for that Fund outstanding at the beginning of the Valuation Period.

The daily charges imposed on a Fund for any Valuation Period represent the daily mortality and expense risk charge and the daily administrative charge adjusted for the number of calendar days in the Valuation Period. On an annual basis this charge will not exceed 1.40%.


LN925                                                                    Page 16

If a variable annuity is chosen, the Payee must allocate the initial payment amount among the allowable Funds. We require a minimum initial payment per Fund of $50 and/or a minimum fixed benefit payment of $50.

Fund Transfers During the Annuity Period

At the request of the Payee, all or any portion of the variable annuity payment amount allocated to a Fund may be transferred from any Fund to any other allowable Fund or to a fixed benefit payment. A transfer of a fixed benefit payment to a variable benefit payment is not allowed. During the annuity period, the maximum number of allowable transfers in a calendar year is three. We reserve the right to change the number of allowable transfers.

Transfer requests must be expressed as a percentage of the current variable annuity units per payment allocated among the Funds. Any transfer must result in a minimum annuity payment per Fund of $50. Transfers will be processed as of the next Valuation Date following receipt of such request in good order at the Administrator Mailing Address.

Annuity Payment Options:

Option 1 - Life Annuity / Life Annuity with Guaranteed Period - Fixed and/or variable annuity payments will be made for the lifetime of the Annuitant with no certain period, or life and a 10 year certain period, or life and a 20 year certain period.

Option 2 - Unit Refund Life Annuity - Variable annuity payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if (a) the number of Fund settlement option annuity units initially purchased (determined by dividing the total dollar amount applied to purchase this settlement option by the Fund settlement option annuity unit value on the Annuity Commencement
Date) is greater than (b) the number of Fund settlement option annuity units paid as part of each variable annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death; then a refund payment equal to the number of Fund settlement option annuity units determined by (a) minus (b) will be made. The refund payment value will be determined using the Fund settlement option annuity unit value on the Valuation Date on which the death claim is approved by Us for payment after We are in receipt of (1) proof of death acceptable to Us; (2) written authorization for payment; and (3) all claim forms, fully completed.

Option 3 - Cash Refund Life Annuity - Fixed annuity payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if (a) the total dollar amount applied to purchase this option is greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death; then a refund payment equal to the dollar amount of (a) minus (b) will be made. The refund payment will be made on the Valuation Date on which the death claim is approved by Us for payment after We are in receipt of (1) proof of death acceptable to Us; (2) written authorization for payment; and (3) all claim forms, fully completed.

Option 4 - Joint Life Annuity / Joint Life Annuity with Guaranteed Period - Fixed and/or variable payments will be made during the joint life of the Annuitant and a Joint Annuitant of the Owner's choice. Payments will be made for life with no certain period, or life and a 10 year certain period, or life and a 20 year certain period. Payments continue for the life of the survivor at the death of the Annuitant or Joint Annuitant.

Other Options - other options may be available as agreed upon in writing by Us.

The amount of annuity payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year. The Proceeds and Fund settlement option Annuity unit value used to effect benefit payments will be calculated as of the Annuity Commencement Date. If any portion of the annuity payment will be made on a variable basis, the first payment will be made fourteen days after the Annuity Commencement Date.

Article 1 of this Policy illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment under a variable annuity payment option. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Proceeds, after deduction of any applicable premium taxes. Amounts shown use the 1983 `a' Individual Annuity Mortality Table, modified, with an assumed rate of return of 4.0% per year.

Article 2 of this Policy illustrates the minimum payment amounts and the age adjustments which will be used to determine the monthly payments under a fixed annuity payment option. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Proceeds, after deduction of any applicable premium taxes. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an interest rate of 3.0% per year and a 2.0% expense load.


LN925                                                                    Page 17

                                    ARTICLE 1
             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION

-------------------------------------------------------------------------------------
                      DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                            PURCHASED WITH EACH $1,000 APPLIED
-------------------------------------------------------------------------------------
                                  SINGLE LIFE ANNUITIES
-------------------------------------------------------------------------------------
                          No              120              240
                        Period           Months           Months           Unit
        Age            Certain          Certain          Certain          Refund
-------------------------------------------------------------------------------------
        60              $4.78            $4.73            $4.56            $4.56
-------------------------------------------------------------------------------------
        61               4.87             4.81             4.63             4.63
-------------------------------------------------------------------------------------
        62               4.97             4.90             4.69             4.71
-------------------------------------------------------------------------------------
        63               5.07             5.00             4.75             4.78
-------------------------------------------------------------------------------------
        64               5.19             5.10             4.82             4.87
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
        65               5.30             5.21             4.88             4.95
-------------------------------------------------------------------------------------
        66               5.43             5.32             4.95             5.04
-------------------------------------------------------------------------------------
        67               5.57             5.44             5.01             5.14
-------------------------------------------------------------------------------------
        68               5.72             5.56             5.08             5.24
-------------------------------------------------------------------------------------
        69               5.88             5.70             5.14             5.34
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
        70               6.05             5.84             5.20             5.46
-------------------------------------------------------------------------------------
        71               6.23             5.99             5.26             5.57
-------------------------------------------------------------------------------------
        72               6.44             6.14             5.31             5.69
-------------------------------------------------------------------------------------
        73               6.66             6.30             5.36             5.82
-------------------------------------------------------------------------------------
        74               6.89             6.47             5.40             5.96
-------------------------------------------------------------------------------------
        75               7.15             6.65             5.44             6.10
-------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------
                            JOINT AND SURVIVOR ANNUITIES
-------------------------------------------------------------------------------------
       Joint and Full to Survivor                Joint and Two-Thirds Survivor
-------------------------------------------------------------------------------------
             Certain Period                             Certain Period
-------------------------------------------------------------------------------------
     None        120          240      Joint        None        120           240
                Months       Months     Age                    Months        Months
-------------------------------------------------------------------------------------
    $4.37       $4.37        $4.34       60        $4.78        $4.74        $4.57
-------------------------------------------------------------------------------------
     4.44        4.44         4.40       61         4.88         4.82         4.63
-------------------------------------------------------------------------------------
     4.52        4.51         4.46       62         4.97         4.91         4.69
-------------------------------------------------------------------------------------
     4.60        4.59         4.53       63         5.08         5.00         4.76
-------------------------------------------------------------------------------------
     4.68        4.68         4.60       64         5.19         5.10         4.82
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
     4.77        4.77         4.67       65         5.31         5.21         4.88
-------------------------------------------------------------------------------------
     4.87        4.86         4.74       66         5.44         5.32         4.95
-------------------------------------------------------------------------------------
     4.98        4.96         4.82       67         5.57         5.44         5.01
-------------------------------------------------------------------------------------
     5.09        5.07         4.89       68         5.72         5.56         5.08
-------------------------------------------------------------------------------------
     5.21        5.19         4.96       69         5.87         5.69         5.14
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
     5.34        5.31         5.04       70         6.04         5.83         5.20
-------------------------------------------------------------------------------------
     5.47        5.44         5.11       71         6.22         5.97         5.25
-------------------------------------------------------------------------------------
     5.62        5.58         5.18       72         6.42         6.12         5.31
-------------------------------------------------------------------------------------
     5.78        5.73         5.24       73         6.62         6.28         5.36
-------------------------------------------------------------------------------------
     5.96        5.88         5.30       74         6.85         6.44         5.40
-------------------------------------------------------------------------------------
     6.14        6.05         5.36       75         7.09         6.61         5.44
-------------------------------------------------------------------------------------


                              Age Adjustment Table

-------------------------------------------------------------------------------------
   Year of Birth      Adjustment to Age     Year of Birth       Adjustment to Age
-------------------------------------------------------------------------------------
    Before 1920              + 2              1960-1969                - 3
-------------------------------------------------------------------------------------
     1920-1929               + 1              1970-1979                - 4
-------------------------------------------------------------------------------------
     1930-1939                0               1980-1989                - 5
-------------------------------------------------------------------------------------
     1940-1949               - 1              1990-1999                - 6
-------------------------------------------------------------------------------------
     1950-1959               - 2                 ETC.                  ETC.
-------------------------------------------------------------------------------------


LN925                                                                    Page 18

                                    ARTICLE 2
               ANNUITY PURCHASE RATES UNDER A FIXED PAYMENT OPTION

-------------------------------------------------------------------------------------
                     DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                            PURCHASED WITH EACH $1,000 APPLIED
-------------------------------------------------------------------------------------
                                  SINGLE LIFE ANNUITIES
-------------------------------------------------------------------------------------
                          No              120              240
                        Period           Months           Months           Cash
        Age            Certain          Certain          Certain          Refund
-------------------------------------------------------------------------------------
        60              $4.42            $4.38            $4.22            $4.18
-------------------------------------------------------------------------------------
        61               4.52             4.47             4.29             4.26
-------------------------------------------------------------------------------------
        62               4.62             4.56             4.36             4.34
-------------------------------------------------------------------------------------
        63               4.73             4.66             4.43             4.42
-------------------------------------------------------------------------------------
        64               4.85             4.77             4.50             4.51
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
        65               4.97             4.89             4.57             4.60
-------------------------------------------------------------------------------------
        66               5.11             5.01             4.64             4.69
-------------------------------------------------------------------------------------
        67               5.25             5.13             4.71             4.79
-------------------------------------------------------------------------------------
        68               5.41             5.27             4.78             4.90
-------------------------------------------------------------------------------------
        69               5.57             5.41             4.85             5.01
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
        70               5.75             5.56             4.91             5.13
-------------------------------------------------------------------------------------
        71               5.95             5.71             4.98             5.25
-------------------------------------------------------------------------------------
        72               6.16             5.88             5.04             5.38
-------------------------------------------------------------------------------------
        73               6.38             6.05             5.09             5.52
-------------------------------------------------------------------------------------
        74               6.63             6.23             5.14             5.66
-------------------------------------------------------------------------------------
        75               6.90             6.42             5.19             5.81
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                            JOINT AND SURVIVOR ANNUITIES
-------------------------------------------------------------------------------------
       Joint and Full to Survivor                Joint and Two-Thirds Survivor
-------------------------------------------------------------------------------------
             Certain Period                             Certain Period
-------------------------------------------------------------------------------------
     None        120          240      Joint        None        120           240
                Months       Months     Age                    Months        Months
-------------------------------------------------------------------------------------
    $4.01       $4.01        $3.98       60        $4.43        $4.38        $4.22
-------------------------------------------------------------------------------------
     4.09        4.08         4.05       61         4.52         4.47         4.29
-------------------------------------------------------------------------------------
     4.17        4.16         4.12       62         4.63         4.57         4.36
-------------------------------------------------------------------------------------
     4.25        4.25         4.19       63         4.74         4.67         4.43
-------------------------------------------------------------------------------------
     4.34        4.34         4.26       64         4.85         4.78         4.50
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
     4.44        4.43         4.34       65         4.98         4.89         4.57
-------------------------------------------------------------------------------------
     4.54        4.54         4.42       66         5.11         5.01         4.64
-------------------------------------------------------------------------------------
     4.66        4.64         4.50       67         5.26         5.13         4.71
-------------------------------------------------------------------------------------
     4.77        4.76         4.58       68         5.41         5.27         4.78
-------------------------------------------------------------------------------------
     4.90        4.88         4.66       69         5.57         5.41         4.85
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
     5.04        5.01         4.74       70         5.75         5.55         4.91
-------------------------------------------------------------------------------------
     5.18        5.15         4.82       71         5.94         5.70         4.98
-------------------------------------------------------------------------------------
     5.34        5.30         4.89       72         6.14         5.86         5.03
-------------------------------------------------------------------------------------
     5.51        5.45         4.96       73         6.35         6.03         5.09
-------------------------------------------------------------------------------------
     5.69        5.62         5.03       74         6.59         6.20         5.14
-------------------------------------------------------------------------------------
     5.89        5.79         5.09       75         6.84         6.38         5.18
-------------------------------------------------------------------------------------


                              Age Adjustment Table

-------------------------------------------------------------------------------------
   Year of Birth      Adjustment to Age     Year of Birth       Adjustment to Age
-------------------------------------------------------------------------------------
    Before 1920              + 2              1960-1969                - 3
-------------------------------------------------------------------------------------
     1920-1929               + 1              1970-1979                - 4
-------------------------------------------------------------------------------------
     1930-1939                0               1980-1989                - 5
-------------------------------------------------------------------------------------
     1940-1949               - 1              1990-1999                - 6
-------------------------------------------------------------------------------------
     1950-1959               - 2                  ETC.                 ETC.
-------------------------------------------------------------------------------------


LN925                                                                    Page 19

            FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

     FLEXIBLE PREMIUMS PAYABLE UNTIL MATURITY DATE OR DEATH

     PROCEEDS PAYABLE UPON THE FIRST EVENT TO OCCUR - SURRENDER, MATURITY OR
     DEATH

     NON-PARTICIPATING - NO DIVIDENDS PAYABLE

The amount or duration of the death benefit may be fixed or variable. The death benefit is payable as described in the Death Benefit Options and Proceeds sections of this Policy.

Values in each Fund held in a Separate Account may increase or decrease daily. Such values are not guaranteed as to dollar amount. Refer to the Policy Values section of this Policy for more information.






LN925